Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Geocom Resources, Inc. of our report dated September 17, 2004 which appears in the Registrant's Form 10-KSB for the period ended June 30, 2004.

/s/ Lopez, Blevins, Bork & Associates, LLP

Lopez, Blevins, Bork & Associates, LLP

Houston, Texas

October 14, 2004